EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 114 to the Registration Statement of Calvert Management Series (1933 Act File No. 002-69565) of my opinion dated January 27, 2021 which was filed as Exhibit (i) to Post-Effective Amendment No. 113.

/s/ Michael Keane
Michael Keane, Esq.

April 28, 2021

Boston, Massachusetts